Exhibit 99.2

IHS MARKIT SUPPLEMENTAL FINANCIALS Creating a global leader in critical information, analytics and solutions July 13, 2016

Forward-looking statements

This presentation contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "target," "aim" and similar expressions, and variations or negatives of these words. Without limiting the generality of the foregoing, forward-looking statements contained in this presentation may include the expectations of management regarding plans, strategies, objectives and anticipated financial and operating results of IHS Markit. IHS Markit's estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although IHS Markit believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to IHS Markit. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, those risks discussed in IHS Markit's filings with the US Securities and Exchange Commission (the "SEC"). IHS Markit's SEC filings are available at www.sec.gov or on the investor relations section of its website, www.ihsmarkit.com. However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Other factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on IHS Markit's consolidated financial condition, results of operations, credit rating or liquidity. IHS Markit does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement.

Non-IFRS and non-GAAP financial measures

Non-GAAP and non-IFRS results are presented only as a supplement to the financial statements of IHS and Markit based on GAAP and IFRS, respectively. Non-GAAP and non-IFRS financial information is provided to enhance understanding of historical financial performance of IHS and Markit prior to the merger, but none of these non-GAAP and non-IFRS financial measures are recognized terms under GAAP or IFRS and non-GAAP and non-IFRS measures should not be considered in isolation from, or as a substitute analysis for, the historical results of operations of IHS and Markit as determined in accordance with GAAP and IFRS, respectively. Definitions and reconciliations of non-GAAP and non-IFRS measures to the most directly comparable GAAP or IFRS measures are provided with the schedules to the IHS and Markit quarterly earnings releases, respectively, and are available on IHS Markit's website (www.ihsmarkit.com).

IHS and Markit used non-GAAP and non-IFRS measures, and IHS Markit uses non-GAAP measures, in their respective operational and financial decision making, and believe that it is useful to exclude certain items in order to focus on what they regard to be a more reliable indicator of the underlying operating performance of the business. As a result, internal management reports featured non-GAAP and non-IFRS measures, and for IHS Markit will feature non-GAAP measures, which are also used to prepare strategic plans and annual budgets and review management compensation. IHS Markit also believes that investors may find historical non-GAAP and non-IFRS financial measures for IHS and Markit, and non-GAAP measures for IHS Markit, useful for the same reasons, although investors are cautioned that non-GAAP and non-IFRS financial measures are not a substitute for GAAP and IFRS disclosures.
Non-GAAP and non-IFRS measures were, and non-GAAP measures are, frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to IHS, Markit and IHS Markit, many of which present non-GAAP and non-IFRS measures when reporting their results. Non-GAAP and non-IFRS measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP or IFRS, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or IFRS or operating cash flows determined in accordance with GAAP or IFRS. Non-GAAP and non-IFRS measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP and IFRS.

In addition, IHS operated, and IHS Markit will operate, under a fiscal year that ended on November 30th of each year, while Markit operated under a fiscal year that ended on December 31st of each year. The combined historical information in this press release is based on the reported results of IHS and Markit for each of their respective fiscal years, without any adjustment for the fact that the companies had different fiscal year ends. In addition, the combined historical financial information set forth in this presentation has not been prepared in accordance with SEC rules, including Article 11 of Regulation S-X, and it therefore does not reflect any of the pro forma adjustments that would be required by Article 11 of Regulation S-X.

Finally, IHS was the accounting acquirer in the merger with Markit. As a result, financial results for the fiscal year ended November 30, 2016 will include 12 months of results of IHS and results of Markit from and after the July 12, 2016 closing date of the merger, and the 2016 guidance set forth in slides 4-5 of this presentation includes results of Markit only since closing of the merger.

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3 Supplemental Financial Information Agenda • 2016 Guidance Update • IHS Historical Quarterly Segment Supplemental • Markit Historical Quarterly Segment Supplemental • IHS Markit Combined Historical Quarterly View • Share Count Rollforward • High Level 2017 Preliminary Expectations

4 We are updating our 2016 guidance for the close of the IHS Markit merger • For the reported year ending November 30, 2016 including 12 months of IHS and 4.5 months of Markit, we expect the following: x Total revenue range of $2.735 to $2.765 billion including Markit contribution between $445 and $455 million x Total a djusted EBITDA range of $975 and $995 million including Markit contribution between $190 and $200 million x Combined adjusted EPS in a range of $1.72 - $1.78, reflecting 10% growth at the midpoint • The following schedules will provide visibility to financial information on segment levels and combined views

2016 Guidance Details

$ in millions, except for per share amounts	IHS Stand Alone	Markit (4.5 months ended 11/30/16)	Combined 2016 IHS Markit		
			Low	Mid	High
Revenue[1]	$2,290 - $2,310	$445 - $455	$2,735	$2,750	$2,765
Adjusted EBITDA	$785 - $795	$190 - $200 [2]	$975	$985	$995
Margin % [3]	*34.3% - 34.4%*	*42.7% - 44.0%*	*35.6%*	*35.8%*	*36.0%*
Adjusted EPS	$1.72 - $1.78		$1.72	$1.75	$1.78

Additional combined items of the following:

- Depreciation expense of $115 - $120 million
- Interest expense of $115 - $120 million
- Amortization (acquisition related intangibles) expense of $220 – $225 million
- Stock-based compensation expense of $170 - $180 million
- GAAP effective tax rate of 15% - 16%
- Adjusted effective tax rate of 25% - 26%
- Full-year ended weighted average diluted shares of approximately 317 million *(reflects weighting of IHS only for 7.5 months and IHS Markit combined for 4.5 months)*

[1] Includes F/X revenue headwind of ~$40M on combined basis. Roughly half of the impact is post Brexit. Markit also negatively impacted by the replacement of a higher Dec 2016 revenue month with the lower Dec 2015 revenue month.
[2] Markit Adjusted EBITDA range of $190 – $200M includes additional expense for conversion from IFRS to GAAP accounting. This expense is ~$20M on a full year basis.
[3] Combined IHS Markit Adjusted EBITDA margin of approximately 37% on a twelve month basis.

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IHS Quarterly Historical Supplemental

For the period ended:	2015 Feb Q1 15A	2015 May Q2 15A	2015 Aug Q3 15A	2015 Nov Q4 15A	Nov FY 15A	2016 Feb Q1 16A	2016 May Q2 16A
Resources	218	235	218	215	885	216	221
Transportation	176	190	193	199	758	200	231
CMS	121	132	147	142	541	133	136
Total IHS Revenue	**$ 514**	**$ 557**	**$ 558**	**$ 556**	**$ 2,184**	**$ 548**	**$ 588**
Total revenue growth %	*5%*	*5%*	*8%*	*3%*	*5%*	*7%*	*6%*
Resources	0%	-4%	-4%	-8%	-4%	-2%	-13%
Transportation	7%	9%	12%	9%	9%	10%	12%
CMS	1%	0%	9%	3%	4%	4%	2%
Total IHS Organic Growth %	**3%**	**1%**	**4%**	**0%**	**2%**	**3%**	**-1%**
Resources	6%	2%	2%	-3%	2%	-7%	-8%
Transportation	9%	10%	12%	11%	11%	10%	10%
CMS	5%	4%	4%	4%	4%	4%	3%
Total IHS Subscription Organic Growth %	**7%**	**5%**	**5%**	**3%**	**5%**	**1%**	**1%**
Resources	-28%	-23%	-30%	-30%	-27%	28%	-36%
Transportation	3%	5%	12%	2%	5%	9%	19%
CMS	-19%	-18%	35%	2%	0%	3%	-1%
Total IHS Non Subscription Organic Growth %	**-15%**	**-12%**	**0%**	**-10%**	**-9%**	**14%**	**-6%**
Resources	85	90	91	91	357	87	94
Transportation	62	69	72	79	283	73	91
CMS	20	24	29	34	107	28	31
Shared services	(8)	(12)	(13)	(17)	(50)	(9)	(14)
Total IHS Adjusted EBITDA	**$ 159**	**$ 171**	**$ 180**	**$ 186**	**$ 696**	**$ 180**	**$ 201**
Total EBITDA growth %	*9%*	*8%*	*12%*	*10%*	*10%*	*13%*	*17%*
Resources	39.3%	38.3%	41.8%	42.2%	40.3%	40.4%	42.4%
Transportation	35.4%	36.4%	37.4%	39.6%	37.3%	36.7%	39.3%
CMS	16.2%	18.3%	19.8%	23.9%	19.7%	20.7%	22.6%
Total IHS Margin %	**31.0%**	**30.7%**	**32.2%**	**33.6%**	**31.9%**	**32.7%**	**34.2%**

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7 Markit Quarterly Historical Supplemental For the period ended: Mar June Sept Dec Dec Mar Q1 15 Q2 15 Q3 15 Q4 15 FY 15 Q1 16 Information 121 123 126 132 502 130 Processing 67 68 61 60 256 62 Solutions 84 82 90 100 356 96 Total Markit Revenue 272$ 273$ 277$ 292$ 1,113$ 288$ Total revenue growth % 5% 3% 3% 7% 5% 6% Information 6% 5% 5% 5% 5% 5% Processing -2% -3% -14% -15% -8% -10% Solutions 14% 13% 13% 9% 12% 4% Total Markit Organic Growth % 6% 5% 2% 1% 4% 1% Adjusted EBITDA - IFRS Reported 121 121 124 132 497 124 IFRS to GAAP Adjustment (1) (4) (4) (4) (4) (16) (5) F/X Related Other Gains / (Losses) (2) 8 0 1 5 14 1 Total Markit Adjusted EBITDA 125$ 117$ 120$ 132$ 494$ 120$ Total EBITDA growth % -4% Total Markit Margin % (3) 46.0% 42.9% 43.4% 45.3% 44.4% 41.5% (1) Reflects previously capitalized software cost that must be expensed under GAAP accounting. (2) Stand alone Markit previously adjusted to exclude F/X related other gains and losses from the calculation of Adjusted EBITDA. IHS Markit does not recognize this as an adjustment. (3) Calculated by Adjusted EBITDA divided by total revenue. No adjustment to exclude revenue from non-controlling interest. 2015 2016

8 IHS Markit Quarterly Combined Note: financials as of reported period end date. No historical adjustment has been made for Markit to move to November year end . In addition, the combined information is simply the sum of IHS results and Markit results, without any purchase accounting or other adjustments as a re sul t of the merger. Information prepared in accordance with SEC rules would differ, in some cases materially. Q1 15 Q2 15 Q3 15 Q4 15 FY 15 Q1 16 Revenue IHS 514 557 558 556 2,184 548 Markit 272 273 277 292 1,113 288 Total IHS Markit Revenue 785$ 830$ 835$ 847$ 3,298$ 836$ Total revenue growth % 5% 4% 6% 4% 5% 6% Organic Growth % IHS 3% 1% 4% 0% 2% 3% Markit 6% 5% 2% 1% 4% 1% Total Organic Growth % (1) 4% 2% 4% 0% 3% 2% Adjusted EBITDA IHS 159 171 180 186 696 180 Markit 125 117 120 132 494 120 Total IHS Markit Adjusted EBITDA 284$ 288$ 300$ 318$ 1,191$ 299$ Adjusted EBITDA Margin IHS 31.0% 30.7% 32.2% 33.6% 31.9% 32.7% Markit 46.0% 42.9% 43.4% 45.3% 44.4% 41.5% Total IHS Markit Margin % 36.2% 34.7% 35.9% 37.6% 36.1% 35.8% (1) Weighted average of IHS stand alone organic revenue growth % and Markit stand alone organic revenue growth %. 2015 2016

2016 Projected Diluted Shares Rollforward

Projected 2016 Weighted Average Diluted Shares Outstanding

in millions	Q1 16	Q2 16	Q3 16	Q4 16	FY 16
IHS – Pre Conversion	68.1	67.8	68.3	69.1	68.6
IHS – Converted @ 3.5566	242.1	241.2	243.0	246.0	244.0
Markit	na	na	191.5	195.0	194.0
IHS Markit	**242.1**	**241.2**	(1) **338.5**	**441.0**	(1) **317.0**

[1] Q3 16 combined IHS Markit reflects the weighting of IHS stand alone for the first half of the quarter and combined company for the remaining half of the quarter. FY 16 combined IHS Markit reflects the weighting of IHS stand alone for 7.5 months of the year and combined company for the remaining 4.5 months.

- Assumes option dilution based on $33 average (6/1/16 -7/6/16) stock price and 46M of outstanding options
- The full-year weighted average diluted share count of 317M is significantly less than the Q4 ending share count of ~442M due to heavier weighting of the pre acquisition (IHS only) period
- Q1 17 opening share count should be based off the ending Q4 16 share count

Illustrative Option Dilution Impact

	# of Outstanding Options	Share Price	Total Dilution[2] (unweighted, no further exercise)	FY Weighted Average Diluted Shares
Current	**46M**	**$33**	**11.7M**	**317.0**
Illustrative Price Sensitivity:		$34	12.8M	
		$35	13.7M	
		$36	14.6M	

- FY 16 total weighted average share count reflects option dilution of combined company over 4.5 months versus 12
- As an example, if the current share price increases from $33 to $36, this would increase the Q4 share count by ~3 million

[2] Represents dilution as calculated by multiplying the number of options outstanding by the assumed share price less proceeds (proceeds calculated as number of outstanding option shares x strike price). This net amount is then divided by the share price for total share dilution related to the options.

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10 2017 High Level Preliminary Expectations We will provide specific 2017 guidance in November, but are committed to the following financial expectations: • In - year 2017 cost synergies of $35M and revenue synergies of $10M • Total cost synergies of $125M and revenue synergies of $100M over 3 years • Share buyback of $1.0B in 2017 and 2018, plus deployment of option proceeds for additional buyback • Adjusted tax rate of low to mid 20s • RSU issuances of 1.25% of outstanding shares in 2017 with reduction to 1.0% in 2018 and beyond • Adjusted EPS growth of 20% versus IHS 2016 stand alone guidance midpoint